UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
July 29, 2014

USANA HEALTH SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Utah
(State or other jurisdiction of incorporation)

0-21116	87-0500306
(Commission File No.)	(IRS Employer Identification
Number)
3838 West Parkway Boulevard Salt Lake City, Utah 84120
(Address of principal executive offices, Zip Code)
Registrant’s telephone number, including area code: (801) 954-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On July 29, 2014, USANA Health Sciences, Inc. issued a press release announcing its financial results for the second quarter ended June 28, 2014.  The release also announced that executives of the company would discuss these results with investors on a conference call broadcast over the World Wide Web and by telephone and provided access information, date and time for the conference call.  A copy of the press release is furnished herewith as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.  The company will also post this document on its corporate website, www.usanahealthsciences.com.

The information in Item 2.02 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Current Report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Current Report contains is material investor information that is not otherwise publicly available.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On July 29, 2014, USANA Health Sciences, Inc. (the “Company”) announced that the Board of Directors promoted Kevin G. Guest to President of USANA world-wide effective August 1, 2014.  Mr. Guest, 51, joined USANA on a part-time basis in April 2003, as Executive Director of Media and Events.  Following the Company’s acquisition of FMG Productions, a media, video, and event productions company that was founded by Mr. Guest, he became a full-time employee of the Company and was promoted to Vice President of Media and Events in February 2004.  In January 2006, he was appointed as the Company’s Executive Vice President of Marketing and served in that role until July 2008, when he was appointed Chief Marketing Officer.  Mr. Guest served in this role until May 2011, when he was appointed as President of North America.  In October 2012, he was appointed as President of the Americas, Europe and South Pacific and served in this capacity until his promotion to President. Prior to joining USANA full-time, from 1992 to February 2004, Mr. Guest served as the Managing Partner of FMG Productions.  Mr. Guest has been part of the media production arena for more than 20 years and has received numerous awards for producing, directing, and writing.  He has overseen USANA’s audio, video, and event productions worldwide since the Company’s inception.  Mr. Guest earned a B.A. in Communications from Brigham Young University.

Mr. Guest will focus his efforts as President on world-wide sales growth, customer growth and sales force development.  He will receive an annual salary of $600,000 and a one-year cash bonus of $100,000, which will be paid quarterly.  He will also continue to be eligible to participate in the Company’s Executive Bonus Plan and receive equity grants under the Company’s 2006 Equity Incentive Award Plan.  Mr. Guest will also be eligible to participate in the Company’s 401K plan and to receive medical and other benefits coverage, which is generally available to the Company’s other employees.

Beginning August 3, 2014, David A. Wentz, Chief Executive Officer, will reduce his time in the office for one year to spend more time with his family.  During this time, Mr. Wentz will focus his efforts primarily on strategic initiatives, business development, the True Health Foundation and customer events, including the Company’s international and regional conventions.  He intends to return to his full-time role on August 3, 2015.  For this period of time, Mr. Wentz recommended, and the Board of Directors approved, an adjustment to his base salary to $300,000, as well as an adjustment to his eligibility to receive compensation under the Company’s Executive Bonus Plan to 50% of the actual payout, if any, under the plan.  Mr. Wentz will continue to be eligible to receive equity grants under the Company’s 2006 Equity Incentive Award Plan.  He will also continue to be eligible to participate in the Company’s 401K plan and to receive medical and other benefits coverage, which is generally available to the Company’s other employees.

Item 8.01	Other Events.

The information set forth in Item 5.02 of this report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99	Press release issued by USANA Health Sciences, Inc. dated July 29, 2014 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USANA HEALTH SCIENCES, INC.

By: /s/ Paul A. Jones

Paul A. Jones, Chief Financial Officer

Date:	July 29, 2014